Exhibit 10.1

Chemtura Corporation

2009 Management Incentive Program

1.             Establishment and Purpose.  Pursuant to its authority under the 2005 Crompton Corporation Short-Term Incentive Plan (the “STIP”), and consistent with the purpose of the STIP as stated therein, the Committee hereby establishes the 2009 Chemtura Corporation Management Incentive Program (the “2009 MIP”).  Upon adoption by the Board of Directors, the 2009 MIP replaces and supersedes the proposed 2009 Management Incentive Program previously approved by the Board of Directors on March 13, 2009.  Unless otherwise defined below, all capitalized terms shall have the meaning given to such terms in or pursuant to the STIP.  The 2009 MIP provides each Participant with an opportunity to earn a performance-based compensation Award for the calendar year 2009 (the “2009 Performance Period”), based on the attainment of pre-established performance goals, as set forth below (a “MIP Award”).

2.             Threshold Performance.  The Committee shall establish an objective threshold (a “Minimum Threshold”) for each measure of performance during the 2009 Performance Period (each, a “Performance Factor”), below which no MIP Award or component of a MIP Award will be paid out with respect to that Performance Factor.  Each such applicable Minimum Threshold is set forth in the Exhibits attached hereto.  In order for any portion of the bonus to be payable, the minimum threshold of Consolidated EBITDA performance must be achieved.  In addition, and to the extent not inconsistent with the terms and conditions set forth herein, the Committee may in its discretion, adjust the threshold (or other performance targets) to: (i) reflect a change in corporate capitalization, such as a stock split or stock dividend; (ii)reflect a corporate transaction, such as a merger, consolidation, separation, acquisition, divestiture, reorganization or partial or complete liquidation; or (iii)reflect the occurrence of any extraordinary event, any change in applicable accounting rules or principles, any change in the Company’s method of accounting, any change in applicable law, any change due to any merger, consolidation, acquisition, divestiture, reorganization, stock split, stock dividend, combination of shares or other changes in the Company’s corporate structure or shares; or (iv) reflect any other change of a similar nature.  To the extent applicable in determining any MIP Award, charges to earnings, including but not limited to fines and penalties related to past: (i) antitrust events; (ii) environmental events; and/or (iii) corporate restructuring, including plant closures, sale of businesses and severance, will be excluded.

3.             Financials.  To the extent applicable, the Committee, in determining any MIP Award, shall use the information set forth in the Company’s audited financial statements.

4.             MIP Awards.  At the time of initial selection / approval by the Committee for participation in the 2009 MIP, each Participant shall be assigned a percentage of his or her “base pay” (as defined in the STIP) that will be used in calculating his or her MIP Award, if any.  This percentage of base pay shall be referred to as the “Target Percentage”.  The Committee shall further determine in which unit of employees the Participant shall be included for purposes of the 2009 MIP.  The amount of a Participant’s MIP Award will be determined by multiplying the Participant’s base pay by the applicable Target Percentage, applicable Performance Factor and the applicable safety multiplier, subject to any Performance Adjustment described in the following paragraph.

In determining a Participant’s MIP Award, the Committee reserves the absolute discretion to increase or decrease the amount produced under the last sentence of the preceding paragraph, based on the Committee’s assessment of any personal, function or other performance the Committee determines should be taken into account (a “Performance Adjustment”); the CEO will recommend to the

Committee any Performance Adjustment for each Participant who reports directly to the CEO.  The CEO and the applicable Business or Function leader will recommend to the Committee any Performance Adjustment for each other Participant.

5.             Changes to Target Percentage or Performance Factor.  The Committee may at any time prior to the final determination of MIP Awards: (i) change the Target Percentage of any Participant; (ii) assign a different Target Percentage to a Participant to reflect any change in the Participant’s responsibility level or position during the course of the Performance Period; or (iii) change a Performance Factor to reflect a change in corporate capitalization, such as a stock split or stock dividend, or a corporate transaction, such as a merger, consolidation, separation, acquisition, divestiture, reorganization or partial or complete liquidation, or to equitably reflect the occurrence of any extraordinary event, any change in applicable accounting rules or principles, any change in the Company’s method of accounting, any change in applicable law, any change due to any merger, consolidation, acquisition, divestiture, reorganization, stock split, stock dividend, combination of shares or other changes in the Company’s corporate structure or shares, or any other change of a similar nature.

6.             Eligibility.  The Committee shall designate Participants in the 2009 MIP in accordance with the terms of the STIP and as set forth herein.  Each Participant must be an Eligible Employee as of January 1, 2009, and be actively employed as of the date MIP Awards, if any, are paid.  Exceptions may be granted as determined by the Committee in its sole discretion.  Any employee who becomes an Eligible Employee, as determined by the Committee, as a result of hire or promotion after January 1, 2009 may be eligible to receive a MIP Award, pro rated based on the number of whole months that the employee is an Eligible Employee during calendar year 2009.  Similarly, where an Eligible Employee, for whatever reason, moves to another role during calendar year 2009 for which different performance measures apply, his or her MIP Award, if any, will be calculated by taking into account the performance measures for each role and the actual time that the Eligible Employee spent in each role during calendar year 2009.

7.             Committee Authority.  The Committee shall have the sole discretion to make all determinations under the 2009 MIP and the Committee’s determination shall be final, binding and conclusive on all interested parties.

8.             Other Conditions.  Eligibility for or actual participation in the 2009 MIP shall not and in no way is intended to create an agreement of employment for a definite term.  Nothing herein shall or is intended to, (i) obligate the Company to offer, or offer any employee participation in, a Management Incentive Program or similar arrangement in the future, and/or (ii) act as a modification of any employee’s existing terms and conditions of employment.  Except as expressly set forth herein, the 2009 MIP shall be subject to and administered in accordance with the terms and conditions of the STIP.

Definitions:

Consolidated EBITDA

“Consolidated EBITDA” means, for the calendar year of 2009, net income (or net loss) from continuing operations (1) plus, to the extent included the calculation of net income for such period in accordance with GAAP, the sum of (a) interest Expense, (b) income tax expense, (c) reorganization expense, net, (d) other expense, (e) depreciation expense, (f) amortization expense, (g) charges related to facility closures, severance and related costs, (h) impairments of long-lived assets, (i) charges related to the accelerated recognition of asset retirement obligations, (j) antitrust costs, (k) any losses from sales of assets or a business other than in the ordinary course of business, (l) charges for the accelerated amortization of capitalized financing costs or debt discounts, (m) expenses including professional fees associated with the issuance of indebtedness or the amendment, waiver or restructuring of the principal and terms of existing indebtedness including such charges related to accounts receivable facilities, (n) charges associated with the curtailment or settlement of pension and post retirement medical plans, (o) expenses related to natural disasters such as hurricanes or earthquakes that disrupt operations and (p) the accrual of expense related to the Emergence Incentive Plan (2)  minus  (a) other income, (b) any gains from sales of assets or a business other than in the ordinary course of business, (c) income associated with the accelerated amortization of premiums on debt and (d) gains associated with the curtailment or settlement of pension and post retirement medical plans.

Should the Company divest a business(s) during the calendar year, the Consolidated EBITDA Target shall be reduced (or increased) by the amount of EBITDA that was to be contributed by (or reduced from) the business(s) before the deduction of allocated functional and corporate expenses for such period as the EBITDA of the business(s) is no longer reflected in actual 2009 Consolidated EBITDA from continuing operations of the Company (“Adjusted Target”).  The Threshold and Maximum Consolidated EBITDA values and all other Consolidated EBITDA values identified in the Management Incentive Plan documentation shall be adjusted such that they are the same percentage of the Adjusted Target as were the original values of the original Target.

Consolidated DSO (Days Sales Outstanding)

“DSO” means, the ratio of Consolidated Accounts Receivable as of end of each quarter divided by trailing three months of net consolidated sales multiplied by the number of days in the quarter.

Consolidated DCI (Days Cost in Inventory)

“DCI” means, the ratio of Consolidated Inventory as of end of each quarter divided by trailing three months of consolidated cost of goods sold multiplied by the number of days in the quarter.

Business Unit EBITDA

“Business EBITDA” means for the applicable business unit, for the calendar year of 2009, Operating Income of the business plus depreciation and amortization expense plus the accrual of expense related to the Emergence Incentive Plan.  Should the Company divest a sub-segment of the business during the calendar year, the Business Unit EBITDA Target shall be reduced (or increased) by the amount of EBITDA of the sub-segment that was to be contributed by (or reduced from) the business before the deduction of allocated functional and corporate expenses for such period as the EBITDA of the business sub-segment is no longer reflected in actual 2009 Business Unit EBITDA (“Adjusted Target”).  The Threshold and Maximum Business Unit EBITDA values and all other Business Unit EBITDA values identified in the Management Incentive Plan documentation shall be adjusted such that they are the same percentage of the Adjusted Target as were the original values of the original Target.

Business Unit DSO (Days Sales Outstanding)

“DSO” means, the ratio of Accounts Receivable of the business unit as of end of each quarter divided by trailing three months of net sales of the business multiplied by the number of days in the quarter.

Business Unit DCI (Days Cost in Inventory)

“DCI” means, the ratio of Inventory of the business unit as of end of each quarter divided by trailing three months of cost of goods of the business sold multiplied by the number of days in the quarter.

EXECUTIVE PARTICIPANTS

1.             For each Executive Participant, as determined by the Committee, his or her 2009 MIP Award if any shall be calculated based on the following Performance Factors, in the following proportions (each as identified in Exhibit A):

Metric	Weighting
Consolidated EBITDA	70%
Consolidated Days Sales Outstanding	15%
Consolidated Days Cost in Inventory	15%

2.             In order for any portion of the bonus to be payable, the minimum threshold of Consolidated EBITDA performance must be achieved.  Set forth in Exhibit A is a schedule identifying the Minimum Threshold for each Performance Factor identified above, as well as a scale of payout eligibility based on performance relative to target, subject in all cases to the other terms and conditions set forth in the 2009 MIP, including the STIP and Exhibit A.

3.             Each level of performance on the scale is expressed as a percentage of actual performance relative to target performance.

4.             Each level of performance also is assigned a corresponding percentage (between 0% and 200%) that is eligible for payout with respect to that Performance Factor.

5.             For example, where actual performance is equal to target performance, then 100% of that Performance Factor is eligible for payout, subject to the other terms and conditions set forth in the 2009 MIP, including the STIP and Exhibit A.

6.             In no event will any Participant be eligible for a payout of more than 200% of target for any Performance Factor.

7.             The steps in the scale between minimum, target and maximum also are shown in Exhibit A.  If performance and/or pay out percentage are not equal to the numbers shown in Exhibit A, actual pay out percent will be interpolated.

8.             Consolidated DSO and DCI performance will be measured quarterly and paid out at the end of the year if Consolidated EBITDA threshold performance is achieved.

9.             A Safety Multiplier of .9 to 1.1 shall be applied to the final MIP payout.  The multiplier will be based on achievement of specified safety program results and measured by Total Recordable Case Rate results as defined in Exhibit A.

FUNCTION PARTICIPANTS

1.             For each Function Participant, as determined by the Committee, his or her 2009 MIP Award if any shall be calculated based on the following Performance Factors, in the following proportions (each as identified in Exhibit A):

Metric	Weighting
Consolidated EBITDA	50%
Consolidated Days Sales Outstanding	10%
Consolidated Days Cost in Inventory	10%
Function Goals (3-5 Goals)	30%

2.             In order for any portion of the bonus to be payable, the minimum threshold of Consolidated EBITDA performance must be achieved.  Set forth in Exhibit A is a schedule identifying the Minimum Threshold for each Performance Factor identified above, as well as a scale of payout eligibility based on performance relative to target, subject in all cases to the other terms and conditions set forth in the 2009 MIP, including the STIP and Exhibit A.

3.             Each level of performance on the scale is expressed as a percentage of actual performance relative to target performance.

4.             Each level of performance also is assigned a corresponding percentage (between 0% and 200%) that is eligible for payout with respect to that Performance Factor.

5.             For example, where actual performance is equal to target performance, then 100% of that Performance Factor is eligible for payout, subject to the other terms and conditions set forth in the 2009 MIP, including the STIP and Exhibit A.

6.             In no event will any Participant be eligible for a payout of more than 200% of target for any Performance Factor.

7.             The steps in the scale between minimum, target and maximum also are shown in Exhibit A.  If performance and/or pay out percentage are not equal to the numbers shown in Exhibit A, actual pay out will be determined by interpolation.

8.             Quarterly DSO and DCI performance will be measured quarterly and paid out at the end of the year if Consolidated EBITDA threshold performance is achieved.

9.             A Safety Multiplier of .9 to 1.1 shall be applied to the final MIP payout.  The multiplier will be based on achievement of specified safety program results and measured by Total Recordable Case Rate results as defined in Exhibit A.

BUSINESS PARTICIPANTS

1.             For business unit Participants, as determined by the Committee, his or her 2009 MIP Award if any shall be calculated based on the following Performance Factors for his or her business unit, in the following proportions.  (The metrics for each business unit are identified in an exhibit to this Plan):

Metric	Weighting
Business Unit EBITDA	70%
Business Unit Quarterly Days Sales Outstanding	15%
Business Unit Quarterly Days Cost in Inventory	15%

2.             In order for any portion of the bonus to be payable, the minimum threshold of Consolidated EBITDA and Business Unit EBITDA performance must be achieved.  Set forth in an exhibit is a schedule identifying the Minimum Threshold for each Performance Factor identified above, as well as a scale of payout eligibility based on performance relative to target, subject in all cases to the other terms and conditions set forth in the 2009 MIP, including the STIP and an exhibit.

3.             Each level of performance on the scale is expressed as a percentage of actual performance relative to target performance.

4.             Each level of performance also is assigned a corresponding percentage (between 0% and 200%) that is eligible for payout with respect to that Performance Factor.

5.             For example, where actual performance is equal to target performance, then 100% of that Performance Factor is eligible for payout, subject to the other terms and conditions set forth in the 2009 MIP, including the STIP and an exhibit.

6.             In no event will any Participant be eligible for a payout of more than 200% of target for any Performance Factor.

7.             The steps in the scale between minimum, target and maximum also are shown in an exhibit.  If performance and/or pay out percentage are not equal to the numbers shown in an exhibit, actual pay out will be determined by interpolation.

8.             Quarterly DSO and DCI performance will be measured quarterly and paid out at the end of the year if Consolidated EBITDA threshold performance is achieved.

9.             A Safety Multiplier of .9 to 1.1 shall be applied to the final MIP payout.  The multiplier will be based on achievement of specified safety program results and measured by Total Recordable Case Rate results as defined in the exhibit related to the applicable business unit.

Exhibit A

PERFORMANCE TARGETS AND PAYOUT PERCENTAGES

EXECUTIVE AND FUNCTION PARTICIPANTS

CONSOLIDATED EBITDA (In Millions)

Level	Performance Against Target	Consolidated EBITDA Performance	MIP Pay Out %
Threshold	60%	150	0%
	70%	175	13%
	80%	200	25%
	90%	225	65%
Target	100%	250	100%
	110%	275	133%
	120%	300	166%
Maximum	130%	325	200%

CONSOLIDATED DAYS SALES OUTSTANDING

Level	Performance Against Target	Q1 DSO Performance	Q2 DSO Performance	Q3 DSO Performance	Q4 DSO Performance	MIP Pay Out %
Threshold	90%	84	72	66	66	0%
Target	100%	76	65	60	60	100%
Maximum	105%	72	62	57	57	200%

CONSOLIDATED DAYS COST IN INVENTORY

Level	Performance Against Target	Q1 DCI Performance	Q2 DCI Performance	Q3 DCI Performance	Q4 DCI Performance	MIP Pay Out %
Threshold	90%	124	105	88	88	0%
Target	100%	113	95	80	80	100%
Maximum	105%	107	90	76	76	200%

Safety Metric:  Total Recordable Case Rate (TRCR) — Total Company

•                  If TRCR is less than or equal to .65, then a multiplier of 1.1 will be applied to the total bonus payable

•                  If TRCR is .66 to .85, then a multiplier of 1 will be applied to the total bonus payable

•                  If TRCR is greater than .85, then a multiplier of .9 will be applied to the total bonus payable